Exhibit 10.8

ENVIRONMENTAL INDEMNITY

(Third Mezzanine)

ENVIRONMENTAL INDEMNITY (THIRD MEZZANINE), dated as of June 14, 2007 (this “Agreement”), by OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (“OSI”), and PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company (“Master Lessee,” and collectively with OSI, the “Indemnitor”), each having an office at 2202 N. West Shore Blvd., Suite 500, Tampa, Florida 33607, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005, and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (each, together with their respective successors and assigns, a “Co-Lender”, and collectively, “Mezzanine Lender”).

RECITALS:

WHEREAS, Private Restaurant Properties, LLC, a Delaware limited liability company (“Mortgage Borrower”) is the owner of the fee or leasehold interests in a portfolio of restaurant properties listed in Exhibit A attached hereto and incorporated herein and more particularly described in the Security Instrument (collectively, the “Property”);

WHEREAS, on the date hereof, in accordance with the terms of the Mezzanine Loan and Security Agreement (Third Mezzanine), dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Mezzanine Loan Agreement”), between Mezzanine Lender and PRP Mezz 2, LLC, a Delaware limited liability company (“Mezzanine Borrower”), Mezzanine Lender is making a mezzanine loan to Mezzanine Borrower in the principal amount of $50,000,000 (the “Mezzanine Loan”), which Mezzanine Loan is evidenced by that certain Mezzanine Note (Third Mezzanine) in the principal amount of the Mezzanine Loan, dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Mezzanine Note”), made by Mezzanine Borrower in favor of Mezzanine Lender and secured by that certain Pledge and Security Agreement (Third Mezzanine), dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Pledge”), from Mezzanine Borrower to Mezzanine Lender and the other Mezzanine Loan Documents;

WHEREAS, Master Lessee leases the Property pursuant to that certain Master Lease, dated as of the date hereof (the “Master Lease”), between Master Lessee and Mortgage Borrower.

WHEREAS, Mezzanine Borrower owns 100% of the outstanding membership interests of PRP Mezz 2, LLC, a Delaware limited liability company (“Second Mezzanine Borrower”), which owns 100% of the outstanding membership interests in PRP Mezz 1, LLC, a Delaware limited liability company (“First Mezzanine Borrower”), which owns 100% of the outstanding membership interests of Mortgage Borrower (Second Mezzanine Borrower, First Mezzanine Borrower, and Mortgage Borrower are hereinafter collectively referred to as “Borrower Subsidiary”);

WHEREAS, OSI is the owner of a direct or indirect beneficial interest in Master Lessee and has guaranteed the obligations of Master Lessee under the Master Lease pursuant to that certain Guaranty, dated as of the date hereof (the “Master Lease Guaranty”) made by OSI to and for the benefit of Borrower;

WHEREAS, Indemnitor will derive substantial benefit from the Master Lease;

WHEREAS, as a condition to making the Mezzanine Loan, Mezzanine Lender has required Indemnitor to deliver this Agreement for the benefit of Mezzanine Lender; and

WHEREAS, the forgoing recitals are intended to form an integral part of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor agrees as follows:

Section 1. Definitions.

(a) The following terms shall have the meaning ascribed thereto:

“Agreement”: Shall have the meaning provided in the first paragraph.

“Borrower Subsidiary”: Shall have the meaning set forth in the Recitals.

“Collateral”: Shall have the meaning set forth in the Mezzanine Loan Agreement.

“Environmental Law”: Shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to the protection of human health from any environmental hazards, or the environment, or any Hazardous Materials, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C.

§201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.).

“First Mezzanine Borrower”: Shall have the meaning set forth in the Recitals.

“Hazardous Materials”: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder; excluding, however, common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Property;

(ii) “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

(iv) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

“Indemnified Parties”: Shall mean Mezzanine Lender, its parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and “Indemnified Party” shall mean any one of the Indemnified Parties.

“Indemnitor”: Shall have the meaning provided in the first paragraph.

“Master Lease”: Shall have the meaning provided in the Recitals.

“Master Lease Guaranty”: Shall have the meaning provided in the Recitals.

“Master Lessee”: Shall have the meaning provided in the Recitals.

“Mezzanine Borrower”: Shall have the meaning provided in the Recitals.

“Mezzanine Lender”: Shall have the meaning provided in the first paragraph.

“Mezzanine Loan Agreement”: Shall have the meaning provided in the Recitals.

“Mezzanine Note”: Shall have the meaning provided in the Recitals.

“Mortgage Borrower”: Shall have the meaning provided in the Recitals.

“OSI”: Shall have the meaning provided in the Recitals.

“Release”: Shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.

“Second Mezzanine Borrower”: Shall have the meaning set forth in the Recitals.

“Security Instrument”: Shall have the meaning provided in the Recitals.

“Senior Mezzanine Lender”: Shall mean the First Mezzanine Lender and/or the Second Mezzanine Lender, as each is defined in the Mezzanine Loan Agreement.

“Senior Mezzanine Loan Collateral”: Shall mean, collectively, the “Collateral” as defined in the First Mezzanine Loan Agreement and the Second Mezzanine Loan Agreement.

“Threat of Release”: Shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Mezzanine Loan Agreement, unless otherwise expressly provided herein. All references to sections shall be deemed to be references to Sections of this Agreement, unless otherwise indicated.

Section 2. Indemnity Agreement. Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts selected by Indemnitor and reasonably acceptable to Mezzanine Lender) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, but subject to the provisions hereof, reasonable attorneys’, consultants’ and experts’ fees and disbursements reasonably incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or any Individual Property with respect to events occurring prior to the date of termination of the Master Lease or Master Lessee’s loss of possession or use thereof, if earlier, as to the applicable Individual Property arising out of any of the following, except, in any such case, to the extent arising out of any acts of Mezzanine Borrower, Borrower Subsidiary, Mortgage Lender, any Senior Mezzanine Lender or any

Indemnified Party: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of any Individual Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitor (except as otherwise provided herein) first occurring prior to the earliest of Mortgage Lender or its nominee acquiring title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise, Senior Mezzanine Lender acquiring title to the Senior Mezzanine Loan Collateral by foreclosure, conveyance in lieu thereof or otherwise, and Mezzanine Lender or its nominee acquiring title to the Collateral by foreclosure, conveyance in lieu thereof or otherwise; (B) the Release or Threat of Release of Hazardous Materials at any other location if the Hazardous Materials were generated, treated, stored, transported or disposed at, of or from any Individual Property by or on behalf of the Indemnitor, (C) the material violation of any Environmental Laws relating to or affecting any Individual Property or Indemnitor with respect to activities at any Individual Property, whether or not caused by or within the control of Indemnitor first occurring prior to the earliest of Mortgage Lender or its nominee acquiring title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise, Senior Mezzanine Lender acquiring title to the Senior Mezzanine Loan Collateral by foreclosure, conveyance in lieu thereof or otherwise, and the Mezzanine Lender or its nominee acquiring title to the Collateral by foreclosure, conveyance in lieu thereof or otherwise; (D) the failure of Indemnitor to comply fully with the terms and conditions of this Agreement; (E) the violation of any Environmental Laws in connection with other real property of Indemnitor which gives or may give rise to any rights whatsoever in any party with respect to any Individual Property by virtue of any Environmental Laws; or (F) the enforcement of this Agreement, including, without limitation, (i) the reasonable costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of any Individual Property, any adjacent areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials first occurring prior to the earlier of Mortgage Lender or its nominee acquiring title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise and Mezzanine Lender or its nominee or Senior Mezzanine Lender or its nominee acquiring title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise on, in, under or affecting all or any portion of any Individual Property, any adjacent areas, or any other areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of any Individual Property, any adjacent areas, or any other areas for violations first occurring prior to the earlier of Mortgage Lender or its nominee acquiring title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise and Mezzanine Lender or its nominee or Senior Mezzanine Lender or its nominee acquiring title to the affected Individual Property. Indemnitor’s obligations hereunder are separate and distinct from its obligations under the Master Lease and Master Lease Guaranty, as applicable, and Mezzanine Lender’s and the other Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Mezzanine Lender under the other Mezzanine Loan Documents. Indemnitor shall be liable for any and all losses or damages incurred by the Mezzanine Lender relating to the presence, Release, or Threatened Release of any

Hazardous Materials on or about any Individual Property as a result of the acts or negligent omissions of Indemnitor or any principal, officer, member or partner of Indemnitor from and after the date hereof, subject to the limitations herein contained. Without limiting the generality of the foregoing, Indemnitor shall have no obligation to indemnify, defend or hold harmless any Indemnified Party for Losses that result from Mezzanine Borrower’s, Mortgage Borrower’s or any such Indemnified Party’s activities on any Individual Property or any such Person’s gross negligence or willful misconduct or first occurring after the termination of the Master Lease as to the affected Individual Property or first occurring after Mortgage Lender or its nominee acquires title to the affected Individual Property by foreclosure, conveyance in lieu thereof or otherwise, Senior Mezzanine Lender acquires title to the Senior Mezzanine Loan Collateral by foreclosure, conveyance in lieu thereof, or otherwise, or Mezzanine Lender or its nominee acquires title to the Collateral by foreclosure, conveyance in lieu thereof or otherwise, whichever is earliest. If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Indemnitor to Mezzanine Lender (given reasonably promptly following Mezzanine Lender’s notice to Indemnitor of such action or proceeding), Indemnitor shall be entitled to assume the defense thereof, at Indemnitor’s expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Indemnitor expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Indemnitor’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Indemnitor that would make such separate representation advisable.

Section 3. Survival.

(a) This Agreement and the indemnities provided herein shall survive the repayment of the Mezzanine Loan and, subject to the terms of such indemnity, shall survive the exercise of any remedies under the Mezzanine Loan Documents, including without limitation, any remedy in the nature of foreclosure, and shall not merge with any assignment or conveyance given by Mezzanine Borrower to Mezzanine Lender in lieu of foreclosure.

(b) It is agreed and intended by Indemnitor and Mezzanine Lender that this Agreement and the indemnities provided herein may be assigned or otherwise transferred by Mezzanine Lender to its successors and assigns and to any subsequent purchaser of all or any portion of the Mezzanine Loan by, through or under Mezzanine Lender, without notice to Indemnitor and without any further consent of Indemnitor. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Indemnitor in order to maximize the extent and effect of the indemnity given hereby.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Mezzanine Loan Agreement, or the other Mezzanine Loan Documents, the obligations and liabilities of the Indemnitor hereunder shall terminate, except to the extent of any claims for such indemnity then pending, on the earliest to occur of (i) five (5) years after the date on which the Mezzanine Loan is repaid in full and the satisfaction of all obligations of Mezzanine Borrower under the Mezzanine Loan Documents, (ii) five (5) years after Senior Mezzanine Lender acquires title to the Senior Mezzanine Loan Collateral by foreclosure, exercise or power of sale, or deed in lieu thereof, (iii) five (5) years after Mezzanine Lender or any other Indemnified Party (or any assignee or transferee which acquires an interest in the Collateral or the Loan as part of the enforcement of Mezzanine Lender’s remedies) shall have first acquired title to the Collateral by foreclosure, exercise or power of sale, or deed in lieu thereof, (iv) with respect to a particular Individual Property, five (5) years after termination of the Master Lease with respect to such Individual Property, and (v) with respect to any Individual Property, five (5) years after Mortgage Lender or its nominee acquiring title to such Individual Property by foreclosure, conveyance in lieu thereof or otherwise.

Section 4. Miscellaneous.

(a) No Waiver. The liabilities of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Mezzanine Loan Documents to or with Mezzanine Lender by Mezzanine Borrower or any Person who succeeds Mezzanine Borrower. In addition, notwithstanding any terms of any of the Mezzanine Loan Documents to the contrary, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Mezzanine Loan Documents; (ii) any sale, assignment or foreclosure of the Mezzanine Note or the Mezzanine Loan Documents or any sale or transfer of all or part of any Individual Property (except as provided in Section 3(c) hereof; (iii) any exculpatory provision in any of the Mezzanine Loan Documents limiting Mezzanine Lender’s recourse to property encumbered by the Mezzanine Loan Documents or to any other security, or limiting Mezzanine Lender’s rights to a deficiency judgment against Mezzanine Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Mezzanine Borrower under any of the Mezzanine Loan Documents; (v) the release of Mezzanine Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Mezzanine Loan Documents by operation of law, Mezzanine Lender’s voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Mezzanine Loan; or (vii) Mezzanine Lender’s failure to file any UCC-1 financing statements (or Mezzanine Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Mezzanine Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

(b) MARSHALLING. INDEMNITOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF MEZZANINE BORROWER’S ASSETS OR TO CAUSE MEZZANINE LENDER TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST INDEMNITOR OR TO PROCEED AGAINST INDEMNITOR OR MEZZANINE BORROWER IN ANY PARTICULAR

ORDER. INDEMNITOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. INDEMNITOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO INDEMNITOR.

(c) Joint and Several Obligation. If Indemnitor consists of more than one Person or entity, each shall be jointly and severally liable to perform the obligations of Indemnitor hereunder. Any one of Mezzanine Borrower or one or more parties constituting Indemnitor or any other party liable upon or in respect of this Agreement or the Mezzanine Loan may be released without affecting the liability of any party not so released.

(d) Further Assurances. Indemnitor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents, and take all actions, reasonably required by Mezzanine Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, to protect and further the validity and enforceability of this Agreement or otherwise carry out the purposes of this Agreement.

(e) Notices. Any notice, election, request, demand, report or statement which by any provision of this Agreement is required or permitted to be given or served hereunder shall be in writing and shall be given or served in the manner provided in Section 19.6 of the Mezzanine Loan Agreement.

(f) Entire Agreement. This Agreement constitutes the entire and final agreement between Indemnitor and Mezzanine Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Indemnitor and Mezzanine Lender.

(g) No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No delay on Mezzanine Lender’s part in exercising any right, power or privilege under this Agreement or any other Mezzanine Loan Document shall operate as a waiver of any privilege, power or right hereunder.

(h) Successors and Assigns. This Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of Mezzanine Lender and its successors and permitted assigns. Indemnitor, without the prior written consent of Mezzanine Lender in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof, provided that such assignment shall not release Indemnitor of its obligations hereunder.

(i) Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Agreement.

(k) Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

(l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. INDEMNITOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON INDEMNITOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. INDEMNITOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(m) JURY TRIAL WAIVER. INDEMNITOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF INDEMNITOR OR MEZZANINE LENDER WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND INDEMNITOR HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. INDEMNITOR ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

(n) Counterclaims and other Actions. Indemnitor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Agreement, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Agreement and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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IN WITNESS WHEREOF, Indemnitor has executed and delivered this Agreement as of the day and year first written above.

OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company

By:	/s/ Joseph J Kadow
Name:	Joseph J Kadow
Title:	Chief Officer - Legal and Corporate Affairs Executive Vice President Secretary

PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company

By:	/s/ Joseph J Kadow
Name:	Joseph J Kadow
Title:	Chief Officer - Legal and Corporate Affairs Executive Vice President Secretary